UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2006

BANK OF WILMINGTON CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	000-51513	20-3035898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1117 Military Cutoff Road Wilmington, North Carolina	28405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (910) 509-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On January 26, 2006, our Board of Directors, based on the recommendation of its Corporate Governance Committee (which, under its charter, serves as a compensation committee), took the actions described below pertaining to the compensation of our directors and named executive officers.

(1)	Directors’ Retainers. The Board of Directors approved an increase to $750 per month in the monthly retainer paid to our non-management directors for service during 2006.

(2)	Executive Officer Base Salaries and Cash Bonuses. The Board of Directors approved:

(a)	increases (effective February 1, 2006) in the annual rate at which base salary is paid to our Chief Executive Officer, Cameron Coburn, under his employment agreement with our subsidiary, Bank of Wilmington, and the annual rates at which base salary is paid to our other three named executive officers; and

(b)	the payment of discretionary cash bonuses for 2005 to our Chief Executive Officer, Cameron Coburn, and our other three named executive officers.

The 2006 base salary rate and 2005 cash bonus amount approved by the Board for each named executive officer are listed in Exhibit 10.2 to this Report.

Item 9.01. Financial Statements and Exhibits

Exhibits. The following exhibits are being filed or furnished with this Report:

Exhibit No.	Exhibit Description
10.1	Schedule listing 2006 Directors’ Retainer

10.2	Schedule listing 2006 Base Salary Rates and 2005 Cash Bonus Amounts of named executive officers

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BANK OF WILMINGTON CORPORATION
(Registrant)

Date: February 1, 2006	By:	/S/ Betty V. Norris
Betty V. Norris
Senior Vice President
and Chief Financial Officer

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